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                                                                  Exhibit (a)(5)

                                  ATTACHMENT B

                                    FORM FOR
                               DELIVERY VIA DWAC
                     SEAGATE SOFTWARE TRANSMITTAL AMENDMENT

   If you have questions in regard to the completion of this form, please contact Roberta Cohen at (831) 439-2860.

By Mail:                                By Overnight Courier:
Harris Trust Company of California      Harris Trust Company of New York
C/O Harris Trust Company of New         Receive Window, Wall Street Plaza
York                                    88 Pine Street, 19th Floor
Wall Street Station                     New York, New York 10005
P.O. Box 1023
New York, NY 10268-1023

   If you wish to have your stock transmitted electronically to your broker, this form must be completed in full and sent with your stock certificate(s) and the enclosed Letter of Transmittal, which should also be completed in full.

   Seagate Software Shares: __________________________       CUSIP # 811804 10 3

   Brokerage Firm:____________________________________

   Broker's DTC #:____________________________________

   Brokerage Account #:_______________________________

   Broker Name:_______________________________________

   Broker Phone #:____________________________________

   _________________________________       _______________________________
   Stockholder Signature(s)                Stockholder Signature(s)

   _________________________________       _______________________________
   Print Name                              Print Name

   Dated: __________________________

   By my signature(s) above, I acknowledge and understand that if I elect to have my shares transferred electronically to my broker that I am responsible for notifying my broker directly via a copy of these delivery instructions.

Important Message to all Brokers:
   Contact at Harris Trust Company of California: Margie Morales
   Phone Number: (312) 461-2675

   These shares will be available via DWAC on June 9, 1999.
   Brokers please initiate the pick up of these shares by 3:00 p.m. Eastern Standard Time

Cc: ____________________________________________________________________________
    (Shareholder must FAX these instructions to your broker)